Exhibit 10.12

Execution Version

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”), is effective as of August 31st , 2015 (“Effective Date”) by and between Humacyte, Inc. having a place of business at 7020 Kit Creek Road, Suite 110, Research Triangle Park, NC 27709 (“HUMACYTE”), and Biomedical Structures LLC having a place of business at 60 Commerce Drive, Warwick RI 02886 (“Supplier”). Humacyte and Supplier are each referred herein by name or individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Humacyte has a need for and desires to purchase Products (as defined herein) for use in its finished Humacyte Acellular Vascular Graft (“HAVG”); and

B. Supplier desires to sell such Products to Humacyte on the terms and conditions set forth herein below.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

Article 1
DEFINITIONS

1.1 “Agreement” shall have the meaning set forth in the recitals.

1.2 “Accepted Excess Product” shall have the meaning set forth in Section 2.3.1.

1.3 “Area” shall mean [***].

1.4 “Confidential Information” shall mean non-public information of the Disclosing Party and specifically includes, but is not necessarily limited to, the following: (a) know-how, tools, methods, methodologies, techniques, designs, specifications, customer lists, customer information, marketing plans, personnel information, financial information, business strategies, price lists, pricing policies, contracts, contracts and contractual relations with customers, suppliers, and licensors or licensees, business acquisition plans, business opportunities, new personnel acquisition plans, and information, books, records, patent applications, and know-how relating to the tissue engineering business of the Parties; (b) information received by the Disclosing Party from third parties under confidential conditions, which information is identified by the Disclosing Party as being subject to such conditions; (c) the Disclosing Party’s Trade Secrets and (d) any Confidential Information disclosed by the Disclosing Party to the Receiving Party under the NDA. Confidential Information does not include any information that: (w) is or subsequently becomes publicly available without the Receiving Party’s breach, directly or indirectly, of any obligation owed the Disclosing Party; (x) became known to the Receiving Party prior to the Disclosing Party’s disclosure of such information to the Receiving Party; (y) became or becomes known to the Receiving Party from a source other than the Disclosing Party other than by the breach of an obligation of confidentiality owed to the Disclosing Party; or (z) is independently developed, without any use of the Disclosing Party’s Confidential Information, by the Receiving Party as evidenced by its written records.

1.5 “Confirmed Rejection Date” shall have the meaning set forth in Section 3.5.

1.6 “Destruction Notice” shall have the meaning set forth in Section 4.7.

1.7 “Disclosing Party” shall mean the Party whose Confidential Information becomes known to the other Party.

1.8 “Effective Date” shall have the meaning set forth in the recitals.

1.9 “Excess Product” shall have the meaning set forth in Section 2.3.1.

1.10 “Excluded Lists” shall mean the Department of Health and Human Service’s List of Excluded Individuals/Entities and the General Services Administration’s Lists of Parties Excluded from Federal Procurement and Non-Procurement Programs, and any analogous lists pursuant to applicable law outside the United States.

1.11 “Facility” shall have the meaning set forth in Section 2.10.

1.12 “FFDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, and the rules, regulations, guidances, guidelines, and requirements promulgated or issued thereunder.

1.13 “Finished Humacyte Product” shall mean any product or service that utilizes or incorporates a Product, including HAVGs.

1.14 “Force Majeure” shall have the meaning set forth in Section 9.3.

1.15 “Forecast” shall have the meaning set forth in Section 2.2.

1.16 “HAVG” shall have the meaning set forth in the Background.

1.17 “HUMACYTE” shall have the meaning set forth in the recitals.

1.18 “HUMACYTE Indemnitees” shall have the meaning set forth in Section 8.1.

1.19 “Indemnified Party” shall have the meaning set forth in Section 8.3.1.

1.20 “Indemnification Claim Notice” shall have the meaning set forth in Section 8.3.1.

1.21 “Indemnifying Party” shall have the meaning set forth in Section 8.3.1.

1.22 “Laboratory” shall have the meaning set forth in Section 3.4.

1.23 “Losses” shall have the meaning set forth in Section 8.1.

1.24 “Manufacturing Standards” shall mean the FDA’s current good manufacturing practices set forth in the FFDCA (21 CFR Part 820), The Rules Governing Medicinal Products in the European Union, Volume IV Good Manufacturing Practice for Medicinal Products, current good manufacturing practices set forth in ISO 13485, and any comparable laws of a Regulatory Authority in the United States, the European Union or any other jurisdiction of which HUMACYTE provides Supplier with three months’ prior written notice and Supplier reasonably agrees to be subject thereto and in which HUMACYTE obtains regulatory approval for any Finished Humacyte Product, in each case, together with any rules and regulations promulgated thereunder governing the manufacturing or testing of Products.

1.25 “NDA” means that certain Mutual Non-Disclosure Agreement dated May 1, 2014 by and between HUMACYTE and Supplier.

1.26 “Party” and “Parties” shall have the meaning set forth in the recitals.

1.27 “Price” shall mean the price for the Products set forth in Exhibit A and adjusted in accordance with Section 2.8.

1.28 “Products” shall mean the products set forth in Exhibit A, which meet the applicable Specifications.

1.29 “Product Warranties” shall have the meaning set forth in Section 7.2.

1.30 “Purchase Order” shall have the meaning set forth in Section 2.3.1.

1.31 “Quality Agreement” shall have the meaning set forth in Section 3.1.

1.32 “Receiving Party” shall mean the Party receiving Confidential Information belonging to the other Party.

1.33 “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of pharmaceutical, biological or medical device products in any jurisdiction, including the United States Food and Drug Administration (“FDA”) and other regulatory bodies or notified bodies with similar responsibility or authority in applicable jurisdictions outside the United States.

1.34 “Rejection Date” shall have the meaning set forth in Section 3.3.

1.35 “Representatives” shall have the meaning set forth in Section 6.1.4.

1.36 “Safety Stock” shall have the meaning set forth in Section 2.4.

1.37 “Specifications” shall mean the specifications set forth in Exhibit B, as may be modified in accordance with Section 2.13.

1.38 “Supplier” shall have the meaning set forth in the recitals

1.39 “Supplier Indemnitees” shall have the meaning set forth in Section 8.1.

1.40 “Third Party Claim” shall have the meaning set forth in Section 8.1.

1.41 “Trade Secrets” shall mean information that: (a) derives economic value, actual or potential, from not being generally known to, or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; or (b) is otherwise a trade secret as defined in Article 24 of Chapter 66 of the North Carolina General Statutes.

Article 2
SUPPLY

2.1 Products Supply. Subject to the terms and conditions of this Agreement, Supplier shall supply to HUMACYTE or its designees such quantities of Products meeting the Specifications on the delivery dates specified in the Purchase Orders submitted by HUMACYTE pursuant to Section 2.3.1 from time to time during the term of this Agreement.

2.2 Forecasts. Promptly after the Effective Date, HUMACYTE will provide Supplier with a written rolling [***] forecast for each Product that sets forth the amount of such Product that HUMACYTE requires from Supplier for [***] period (a “Forecast”). Thereafter, the Forecast shall be updated on [***] basis by the [***] so that each [***] Supplier shall have been provided with a rolling Forecast for [***] during the [***] period commencing on [***] following the date on which such updated Forecast is submitted. Without Supplier’s prior written consent, updated Forecasts with respect to [***] may not vary more than [***] percent ([***]%) in either direction and new months added to the Forecast may not vary more than [***] percent ([***]%) in either direction from the immediately preceding [***]. The Forecast for the first [***] will be considered binding on both HUMACYTE and Supplier. If HUMACYTE fails to provide any updated Forecast in accordance with this Section 2.2, then HUMACYTE will be deemed to have submitted a Forecast identical in all respects to the last Forecast provided by HUMACYTE, except that the first [***] of such previous forecast shall be deleted and the quantities in the last [***] of the deemed Forecast shall be identical to the last [***] of the previous Forecast. The Product quantities specified for the [***] through the [***] of each Forecast shall be non-binding estimates of future Product orders.

2.3 Orders.

2.3.1 Form of Orders. HUMACYTE’s orders shall be made pursuant to written purchase orders with respect to Products to be delivered in any [***] (each, a “Purchase Order”) that specify the quantity of Products, delivery location and delivery dates in accordance with the terms of this Agreement. Simultaneously with the delivery of each Forecast to Supplier under Section 2.2, HUMACYTE shall deliver to Supplier a Purchase Order for any Product quantities in the first [***] of such Forecast for which Purchase Orders have not already been submitted in [***]. Supplier shall accept and fulfill such Purchase Orders from HUMACYTE with respect to quantities of Product consistent with the [***] of the applicable-Forecast and shall use commercially reasonable efforts to accept and fulfill Purchase Orders with respect to quantities of Product in excess of the [***] of the applicable Forecast (“Excess Product”), in each case subject to the terms and conditions of this Agreement. In the event a Purchase Order is for a quantity of Product smaller than the binding [***] of a Forecast for the corresponding time period, or in the event HUMACYTE fails to timely submit to supplier a Purchase Order, HUMACYTE shall be required to pay to Supplier the Price for the Products not ordered that were included in the corresponding portion of the applicable Forecast (“take or pay”), unless otherwise previously agreed in writing by both Parties. Supplier shall promptly notify HUMACYTE in writing of its acceptance or rejection of Purchase Orders to the extent of any Excess Product. Any Purchase Order shall be deemed accepted by Supplier to the extent the quantity of Products ordered equals or is less than the [***] of the applicable Forecast, or to the extent Supplier fails to reject the portion of any Purchase Order for Excess Product within [***] of Supplier’s receipt thereof (“Accepted Excess Product”). ANY ADDITIONAL TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT, OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY REJECTED.

2.3.2 Revisions. If HUMACYTE requests changes to any Purchase Order after receipt thereof by Supplier, Supplier shall use commercially reasonably efforts to comply with such changes but shall not be liable for its inability to do so.

2.4 Safety Stock. HUMACYTE shall designate [***] percent ([***]%) of each Purchase Order as “Safety Stock,” which is to be [***]. Supplier shall fill Purchase Orders from Product in the Safety Stock on a first-in/first-out basis, replenish the Safety Stock using any Product produced in response to Purchase Orders, and shall provide immediate written notice to HUMACYTE if the Safety Stock falls below the quantities required by this Section 2.4. Safety Stock may be invoiced only once, on production not on delivery.

2.5 Supply Continuity. No later than [***], Supplier shall fully establish use of direct or indirect redundant facilities with respect to the manufacture of Products. The Parties will discuss in good faith coordinating Supplier’s redundant facilities with facilities of other third parties engaged by Supplier or HUMACYTE.

2.6 Title and Risk of Loss. Title to and risk of loss of Products shall pass to Humacyte at the time of delivery pursuant to Section 2.10 at the Facility.

2.7 Failure or Inability to Supply Products. In the event that Supplier, at any time during the term of this Agreement, has reason to believe that it will be unable to supply HUMACYTE with the full quantity of Products forecasted to be ordered or actually ordered by HUMACYTE in a timely manner and in conformity with the Product Warranties (whether by reason of Force Majeure or otherwise), Supplier immediately shall notify HUMACYTE thereof. Promptly thereafter, the Parties shall meet to discuss how HUMACYTE shall obtain such full quantity of conforming Product. Compliance by Supplier with this Section 2.7 shall not relieve Supplier of any other obligation or liability or HUMACYTE of any rights or remedies under this Agreement.

2.8 Price. Except as otherwise provided herein, the Price for each Product shall be as set forth on Exhibit A. The Parties shall negotiate in good faith adjustments to the Price in the event of an increase in Supplier’s cost of raw materials greater than [***]% of such cost as of the Effective Date. In the event of any such increase, Supplier may request such negotiation by notifying HUMACYTE of such increase and providing HUMACYTE reasonable documentation thereof. Supplier may not request any such negotiation more than [***] in any [***] period.

2.9 Packaging. Supplier shall ship Products packaged in containers as reasonably specified by HUMACYTE and in accordance with the Specifications.

2.10 Shipping and Payment. Supplier shall ship Products, together with a certificate of analysis, in accordance with any agreed-upon shipment specifications or as otherwise reasonably directed by HUMACYTE in writing. All shipments shall be [***] Supplier’s manufacturing facilities in 60 Commerce Drive, Warwick, RI 02886 (the “Facility”) to the delivery location specified in the Purchase Order. The carrier shall be selected by agreement between Supplier and HUMACYTE, provided that in the event no such agreement is reached, HUMACYTE shall select the carrier. Each shipment of Products hereunder shall be insured by and for the benefit of HUMACYTE. In the event any shipping and insurance costs are initially borne by Supplier, they shall be reimbursed by or on behalf of HUMACYTE.

2.11 Invoicing; Payment. Supplier shall submit an invoice to HUMACYTE upon shipment of Products ordered by HUMACYTE or upon production of Safety Stock, hereunder. All invoices shall be sent to the address specified in the Purchase Order, and each invoice shall state the aggregate and unit Price for Products in a given shipment or Safety Stock production run, plus any insurance, taxes, and other costs incident to the purchase or shipment initially paid by Supplier but for which HUMACYTE expressly agrees to be responsible hereunder. All payments shall be made in U.S. dollars by direct bank transfer to an account designated on Supplier’s invoice or by check payable to Supplier. Payment terms shall be [***] from the later of (i) HUMACYTE’s receipt of the applicable invoice or (ii) HUMACYTE’s receipt of the Products or production of the Safety Stock; provided that if HUMACYTE rejects any Products pursuant to Section 3.3, then payment shall be due within [***] after receipt by HUMACYTE of a notice from the Laboratory that such Product conforms to the Product Warranties or receipt by HUMACYTE of replacement Product, as the case may be; provided, further, that if HUMACYTE disputes any portion of an invoice, it shall pay the undisputed portion and shall provide Supplier with written notice of the disputed portion and its reasons therefor, and HUMACYTE shall not be obligated to pay such disputed portion unless and until such dispute is resolved in favor of Supplier. The Parties shall use good faith efforts to resolve any such disputes promptly. In the event of any inconsistency between an invoice and this Agreement, the terms of this Agreement shall control.

2.12 Materials. Supplier shall procure all raw materials for the manufacture and supply of Products under this Agreement from HUMACYTE’s approved suppliers, a list of which shall be provided to Supplier by HUMACYTE from time to time.

2.13 Changes. HUMACYTE shall have the right to request changes in or modifications to the Specifications or the manufacturing process for the Products. All such changes or modifications shall be in writing and shall be signed by an authorized representative of HUMACYTE and, if acceptable to Supplier, by Supplier. If such changes or modifications result in a material change in Supplier’s manufacturing costs or lead times, the Parties shall agree upon an appropriate adjustment to the Price or delivery schedules, as the case may be, for the Products. Supplier shall promptly implement any such change that is necessary to comply with the Manufacturing Standards or any other applicable law and pass along related costs and expenses to HUMACYTE, which will promptly reimburse Supplier for such costs and expenses as mutually agreed to in writing by both Parties. Supplier shall provide written notice to HUMACYTE of any proposed changes to any manufacturing, inspection or testing process or raw material supplier for the Products and Supplier shall not implement any such proposed changes unless and until it receives HUMACYTE’s prior writing approval.

Article 3
QUALITY

3.1 Quality Agreement. Promptly following the Effective Date, HUMACYTE and Supplier shall enter into a quality agreement with respect to Products to be supplied to HUMACYTE by Supplier hereunder (the “Quality Agreement”). Each of Supplier and HUMACYTE shall duly and punctually perform all of its obligations under and pursuant to the Quality Agreement.

3.2 Quality Assurance. All Products supplied by Supplier shall conform to the Product Warranties. Prior to each shipment of Products, Supplier agrees to perform quality control procedures reasonably necessary to ensure that the Products to be shipped conform to the Product Warranties. Each shipment of a Product shall be accompanied by a certificate of analysis (identifying the Product and component lot numbers and describing all current requirements of the Specifications and results of tests performed certifying that the quantities of each Product supplied have been manufactured, controlled and released according to the Specifications and all Manufacturing Standards at the Facility) and such additional documents as may be reasonably required under the Quality Agreement or by HUMACYTE from time to time. If after shipment of any Product to HUMACYTE, Supplier discovers that any lot of such Product or any portion thereof is defective or otherwise does not conform to the Product Warranties, Supplier shall promptly notify HUMACYTE in writing and shall provide replacement Product therefor as soon as reasonably practicable.

3.3 Rejection. HUMACYTE shall have [***] following its receipt of a shipment of Products (or within [***] after discovery of any nonconformity that could not reasonably have been detected by a customary inspection on delivery, but in no event later than [***] following receipt of a shipment of Products) to reject in good faith such Products on the grounds that all or part of the shipment fails to conform to the Product Warranties, which rejection shall be accomplished by (a) giving written notice to Supplier specifying the manner in which such shipment fails to meet the foregoing requirements and (b) returning such Product to Supplier (the date of the later of which, the “Rejection Date”).

3.4 Resolution of Disputes. Supplier shall be obligated to respond in writing to HUMACYTE accepting or refusing a rejection notice from HUMACYTE within [***] from the Rejection Date. If Supplier does not agree with HUMACYTE’s determination that such Products fail to conform to the Product Warranties, then HUMACYTE and Supplier shall use reasonable efforts to resolve such disagreement as promptly as possible. Without limiting the foregoing, HUMACYTE and Supplier shall discuss in good faith mutually acceptable testing procedures pursuant to which both HUMACYTE and Supplier will re-test a sample of the disputed Products. Notwithstanding the foregoing, in the event HUMACYTE and Supplier are unable to resolve such disagreement within [***] of the Rejection Date, either Party may submit a sample of the allegedly non-conforming Products for tests and a determination as to whether or not such Products conform to Product Warranties to [***] (the “Laboratory”), the appointment of which shall not be unreasonably withheld or delayed by either Party. The determination of the Laboratory shall be final and binding upon the Parties. The fees and expenses of the Laboratory making such determination shall be borne by [***].

3.5 Returns and Settlement of Claims. Supplier shall use its best efforts to replace Products properly rejected by HUMACYTE within the shortest possible time, but no later than [***] from the date Supplier accepts a rejection notice or the date the Laboratory determines the Product was properly rejected (the “Confirmed Rejection Date”). If Supplier fails to replace rejected Products within [***] from the Confirmed Rejection Date, HUMACYTE shall have the right (i) to cancel such replacement shipment by written notice and (ii) [***].

Article 4
REGULATORY MATTERS; RECORDS

4.1 Regulatory Inspections. Supplier shall permit any Regulatory Authority with oversight over the Products or HAVGs to conduct inspections of the Facility as it may request with respect to any Product, and shall cooperate with such Regulatory Authority with respect to such inspections and any related matters. Supplier shall (i) give HUMACYTE prior written notice of any such inspections promptly (and in no event more than [***]) after learning of any such proposed inspection and immediately by telephone after learning of any unannounced inspection, and (ii) keep HUMACYTE informed of the results and conclusions of each such inspection, including actions taken by Supplier to remedy conditions cited in such inspections. In addition, Supplier shall allow HUMACYTE or its representative to be present at such inspections and, in each case (i) and (ii), shall provide HUMACYTE the right to review and comment on Supplier’s draft responses to any Regulatory Authority with respect to any inspection prior Supplier’s issuance of such response and Supplier shall consider in good faith any comments or suggestions from HUMACYTE that are received prior to the time Supplier is required to respond to the applicable Regulatory Authority.

4.2 Regulatory Communication. Supplier shall promptly provide HUMACYTE with copies of any requests, directives and other correspondence between Supplier and a Regulatory Authority relating to (i) Supplier’s manufacture, processing or sale of any Product, or (ii) any facility at which a Product is manufactured or processed to the extent pertinent to any Product and shall, in each case (i) and (ii), provide HUMACYTE the right to review and comment on Supplier’s draft communication to any Regulatory Authority with respect prior to Supplier’s submission of such communication and Supplier shall consider in good faith any comments or suggestions from HUMACYTE that are received prior to the time Supplier is required to submit such communication to the applicable Regulatory Authority.

4.3 Regulatory Cooperation. Supplier shall promptly provide to HUMACYTE, as reasonably requested, all information and data in Supplier’s possession or control necessary or useful for HUMACYTE (or its designees) solely to apply for, obtain and maintain regulatory certificates, approvals, clearances, licenses or registrations to distribute, market or otherwise commercialize Products (or Finished Humacyte Products) in any country, including information relating to the Facility, or the process, methodology, raw materials and intermediates used in the manufacture, processing or packaging of any Product, or required or requested to be provided to a Regulatory Authority. In addition, Supplier shall cooperate with HUMACYTE (or its designees) with respect to obligations to submit or report information relevant to any Product pursuant to regulations and other applicable law. [***] HUMACYTE [***].

4.4 Maintenance of Facility.

4.4.1 Except as otherwise approved in writing by HUMACYTE, Supplier shall manufacture Products exclusively at the Facility.

4.4.2 Supplier shall ensure that any and all licenses, registrations, and Regulatory Authority approvals required by applicable law have been obtained in connection with the Facility and the equipment used in connection with the manufacture and supply of Products by Supplier.

4.4.3 Supplier shall maintain the Facility and such equipment in a state of repair and operating efficiency consistent with the requirements of the Manufacturing Standards, the Specifications, the Quality Agreement, any Regulatory Authority approval for the Product and all other applicable law.

4.4.4 Supplier shall maintain in the Facility adequate and segregated holding accommodations for Product and materials used in manufacturing Products in accordance with the Manufacturing Standards, the Specifications, the Quality Agreement, any Regulatory Authority approval for the Product and all other applicable law. Supplier shall only use disposal services or sites that have appropriate environmental permits and are in compliance with applicable law.

4.5 Recall. If Supplier reasonably believes a recall may be necessary with respect to any Product provided under this Agreement, Supplier shall immediately notify HUMACYTE in writing. As between the Parties, HUMACYTE or its designee shall make all decisions regarding, and in all events shall have sole authority for, conducting any recalls with respect to any Products (or any Finished Humacyte Products). Supplier shall provide assistance to HUMACYTE (or its designee), as reasonably requested, in conducting such recall, including providing all pertinent records that may assist HUMACYTE in effecting such recall. To the extent a recall arises out of or results from: (a) the gross negligence or willful misconduct of Supplier; or (b) a breach by Supplier of this Agreement (including a breach of any of the representations or warranties in Article 7), subject to Section 7.5, Supplier shall reimburse HUMACYTE for costs and expenses incurred by or on behalf of HUMACYTE with respect to such recall .

4.6 Access. HUMACYTE or its designee shall have access, upon advance written notice to Supplier, to records and documentation involved in the manufacture, testing, storage, and shipment of the Products solely for purposes of assessment of regulatory compliance and compliance with this Agreement. Upon reasonable notice given by HUMACYTE to Supplier and at reasonable frequency, HUMACYTE shall have the right to assign a reasonable number of employees or consultants of HUMACYTE to inspect and audit the Facility in order to verify Supplier’s compliance with this Agreement, provided, however that (a) such employees or consultants shall not unreasonably interfere with other activities being carried out at the Facility and (b) such employees or consultants shall observe all rules and regulations applicable to visitors and to individuals employed at the Facility to the extent provided to HUMACYTE in writing.

4.7 Record Keeping. Supplier shall generate and maintain complete and accurate books and records with respect to the Products in accordance with the Manufacturing Standards as necessary to evidence compliance with this Agreement and all Manufacturing Standards for the greater of [***] and such longer period as required by applicable law. Supplier shall notify HUMACYTE at least [***] before the date on which Supplier intends to destroy any such records (such notification, a “Destruction Notice”). HUMACYTE shall have the right to require that Supplier deliver such records to HUMACYTE by so notifying Supplier within [***] after receipt of the applicable Destruction Notice. HUMACYTE shall reimburse Supplier for its reasonable and documented out-of-pocket shipping costs incurred pursuant to this Section 4.7 within [***] after receipt of documentation reasonably acceptable to HUMACYTE with respect thereto.

Article 5
TERM AND TERMINATION

5.1 Term. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Article 5, continue in full force for a period of two (2) years. Thereafter, this Agreement shall automatically renew for additional one (1) -year periods unless terminated sooner in accordance with the terms of this Agreement or unless a Party provides notice of non-renewal at least [***] prior to the end of the then-current term.

5.2 Breach. This Agreement may be terminated by either Party if the other Party breaches any material term or condition of this Agreement and fails to remedy the breach within [***] after being given written notice thereof.

5.3 Convenience. HUMACYTE may terminate this Agreement upon [***] prior written notice to Supplier and Supplier may terminate this Agreement upon [***] prior written notice to HUMACYTE. In the case of such a termination, the Parties’ obligations, including Supplier’s obligation to supply Products ordered by HUMACYTE and HUMACYTE’s obligation to purchase Products included in the [***] of the then-current Forecast and in any Purchase Order issued prior to the effective date of such termination shall survive. With respect to any Product that Supplier produces after either Party has provided the other Party notice of termination pursuant to this Section 5.3, (a) promptly after the provision or receipt of such notice, as applicable, Supplier shall provide Humacyte an accounting of the quantities of raw materials for the manufacture of Products that Supplier has in inventory, (b) the Parties shall agree in good faith the quantity of additional raw materials, if any, that Supplier will need to purchase to fulfill its supply obligations under this Section 5.3 and (c) if any such raw materials are not used in Product supplied by Supplier to HUMACYTE under this Section 5.3, then Supplier shall promptly deliver such raw materials to HUMACYTE and HUMACYTE shall reimburse Supplier for the costs of such raw materials within 30 (thirty) days after receipt of an invoice with respect thereto.

5.4 Safety Stock. Upon the expiration of this Agreement, termination by Supplier pursuant to Section 5.2 or termination by either Party pursuant to Section 5.3, Supplier shall deliver to HUMACYTE all Safety Stock in Supplier’s possession. In the event HUMACYTE has not previously paid for such Safety Stock, HUMACYTE shall pay Supplier the Price with respect thereto.

5.5 Survival. It is understood that termination or expiration of this Agreement shall not relieve a Party from any liability which, at the time of such termination or expiration, has already accrued. The provisions of Articles 1, 4 (other than Section 4.4), 6, 8, and 9 and Sections 2.3 (with respect to the first three (3) months of the then current Forecast), 3.2, 3.3, 3.4, 3.5, 7.4, 7.5 and this Section 5.5 shall survive the termination of this Agreement for any reason. Except as otherwise expressly provided in this Article 5, all other rights and obligations of the Parties shall terminate.

Article 6
CONFIDENTIALITY; INTELLECTUAL PROPERTY

6.1 Obligations. Each Receiving Party covenants and agrees that during the term of this Agreement and for a period of [***] thereafter:

6.1.1 It will hold all Confidential Information of the Disclosing Party in trust and in the strictest confidence and protect it in accordance with a standard of care that shall be no less than the care it uses to protect its own information of like importance but in no event with less than reasonable care.

6.1.2 It will not use any Confidential Information of the Disclosing Party or of any third party provided by the Disclosing Party for any purpose other than the sole purpose of performing its obligations under this Agreement.

6.1.3 It will not use, copy, or disclose, or permit any unauthorized person access to, any Confidential Information belonging to the Disclosing Party or any third party provided by Disclosing Party; but, with the Disclosing Party’s permission, the Receiving Party may copy Confidential Information to further the purpose of this Agreement so long as any existing confidentiality notices are included in such reproductions or, if no such notices are included, “Confidential” or some similar notice is stamped on the Confidential Information.

6.1.4 It may only disclose Confidential Information of the Disclosing Party or of any third party provided by Disclosing Party to its directors, officers, employees, consultants and agents (“Representatives”) provided such Representatives (a) have a need to know and (b) are informed, directed and obligated by the Receiving Party to treat such Confidential Information in accordance with the obligations of this Agreement. Receiving Party shall be liable for any breach of an obligation hereunder by any of its Representatives.

6.1.5 All Confidential Information, including all tangible embodiments, copies, reproductions and summaries thereof, and any other information and materials provided by the Disclosing Party to the Receiving Party shall remain the sole and exclusive property of the Disclosing Party.

6.1.6 It shall immediately report to the Disclosing Party any attempt by the Receiving Party’s employees or any other person of which the Receiving Party has knowledge to use or disclose any portion of the Confidential Information without authorization from the Disclosing Party, and shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use.

6.1.7 It will not reverse engineer any technology disclosed to the Receiving Party.

6.2 Exceptions. The obligations of confidentiality imposed by Section 6.1 shall not prevent the Receiving Party from disclosing any Confidential Information of the Disclosing Party that is required to be disclosed (i) with respect to HUMACYTE as the Receiving Party, in connection with any filing, application or request for approval to market or distribute any Finished Humacyte Product, (ii) pursuant to operation of law or legal process, governmental regulation or court order or (iii) pursuant to the opinion of the Receiving Party’s outside counsel that disclosure is necessary to avoid violating applicable securities laws; provided, that if the Receiving Party receives a court order or other governmental or administrative decree of appropriate and sufficient jurisdiction or the opinion of its outside counsel requiring disclosure of Disclosing Party’s Confidential Information, the Receiving Party shall give the Disclosing Party prompt notice prior to such disclosure in order to (a) permit the Disclosing Party, at its expense, to seek a protective order in the case of a court order or other governmental or administrative decree or (b) allow the Disclosing Party to evaluate the disclosure requirements under applicable securities laws and to cooperate with each other to limit such disclosure. The Receiving Party shall also cooperate with Disclosing Party in seeking a protective order subject to the payment by the Disclosing Party of all out-of-pocket expenses incurred by the Receiving Party at the request of the Disclosing Party. The Receiving Party shall release only so much of the Disclosing Party’s Confidential Information as is required by such order or applicable securities laws.

6.3 Publicity. This Agreement is delivered upon the express condition that neither Party will make any disclosures about the existence, contents, or subject matter of this Agreement or cause to be publicized in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise, any aspect or proposed aspect of a transaction between the Parties without prior notice to and approval of the other Party, except as may otherwise be required by law.

6.4 Return of Confidential Information. Upon the request of the Disclosing Party and in any event upon the termination of this Agreement, the Receiving Party shall either (i) deliver to the Disclosing Party all memoranda, notes, records, tapes, documentation, disks, manuals, files originals, copies, reproductions and summaries (in any form or format, including copies resident in long or short-term computer storage devices) of, concerning or containing Confidential Information of the Disclosing Party that are in the Receiving Party’s possession, whether made or compiled by the Receiving Party or furnished to the Receiving Party by the Disclosing Party, or (ii) with the written permission of Disclosing Party, such permission not to be unreasonably withheld, effect the destruction of all of the same and certify such destruction in writing to the Disclosing Party.

6.5 Pre-Existing and Non-Area Intellectual Property. Each Party acknowledges that the other Party owns or controls certain technology, inventions, know-how or other intellectual property pertaining to methods of manufacture, processes and manners of producing, or otherwise related to, the Products, and that neither Party obtains any rights to any such technology, inventions, know-how or other intellectual property of the other Party under this Agreement. [***].

6.6 Developed Area Intellectual Property. [***].

Article 7
REPRESENTATIONS AND WARRANTIES

7.1 General. Each Party represents and warrants that: (i) it is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) it has full power to enter into this Agreement and to perform its obligations hereunder; (iii) it has obtained all necessary corporate or regulatory approvals to enter into and execute this Agreement; (iv) [***] and (v) it shall fully comply with the requirements of any and all applicable federal, state, local, and foreign laws, regulations, rules, and orders of any governmental body [***].

7.2 Product Warranties. Supplier represents and warrants that, [***] (i) such Product shall conform with the Specifications and the certificate of analysis therefor provided pursuant to Section 3.2; (ii) such Product shall have been manufactured in conformance with the Manufacturing Standards, all other applicable law, this Agreement and the Quality Agreement; (iii) title to such Product will pass to HUMACYTE free and clear of any security interest, lien or other encumbrance; (iv) such Product will have been manufactured in facilities that are in compliance with all applicable law at the time of such manufacture (including applicable inspection requirements of any Regulatory Authority); (v) Supplier will use reasonable commercial efforts to ensure that such Product shall have a minimum shelf life of at least [***]; (vi) such Product shall not be adulterated or misbranded under the FFDCA or any similar provisions of the applicable laws of any country other than the United States; and (vii) [***] (collectively ((i)-(vii)), the “Product Warranties”).

7.3 Additional Supplier Representations and Warranties. (a) Supplier represents and warrants that to the best of its knowledge, the performance by Supplier of its obligations to HUMACYTE under this Agreement [***] and (b) Supplier represents, warrants and covenants to HUMACYTE that (i) neither Supplier nor any of its affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or analogous provisions of applicable law outside the United States or listed on any Excluded List, and (ii) neither Supplier nor any of its affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any person or entity who has been debarred pursuant to Section 306 of the FFDCA or analogous provisions of applicable law outside the United States, or who is the subject of a conviction described in such Section or analogous provisions of applicable law outside the United States, or listed on any Excluded List. Supplier shall inform HUMACYTE in writing immediately if it or any person or entity who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the FFDCA or analogous provisions of applicable law outside the United States or listed on any Excluded List, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Supplier’s knowledge, is threatened, relating to the debarment or conviction Section 306 of the FFDCA or analogous provisions of applicable law outside the United States, or listing on any Excluded List, of Supplier or any person or entity performing services hereunder.

7.4 DISCLAIMER OF OTHER WARRANTIES. THE FOREGOING REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 7 ARE IN LIEU OF ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, WITH RESPECT TO THE PRODUCTS OR THE MANUFACTURE THEREOF, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

7.5 LIMITATION ON DAMAGES. EXCEPT WITH RESPECT TO THE GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD OF A PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OF THE CLAIM, INCLUDING LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, BUSINESS INTERRUPTION, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ; PROVIDED, HOWEVER, THAT THIS LIMITATION IS NOT INTENDED TO, NOR SHALL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY, INCLUDING INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OWED TO THIRD PARTIES AS A RESULT OF A THIRD PARTY CLAIM. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN ORDER FOR [***].

Article 8
INDEMNIFICATION

8.1 HUMACYTE. HUMACYTE shall indemnify, defend and hold harmless Supplier, its affiliates and its and their respective directors, officers, employees, agents, successors; and assigns (collectively, the “Supplier Indemnitees”) from and against any losses, damages, liabilities, expenses, or costs (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising out of any claim, complaint, suit, proceeding, or cause of action against any of them by a third party (each, a “Third Party Claim”) to the extent resulting from: (i) the Specifications, the promotion, distribution, sale, handling, possession, or use of the Products (or Finished Humacyte Products) by or on behalf of HUMACYTE or by or on behalf of HUMACYTE’s licensees or distributors; (ii) the negligent or intentionally wrongful acts or omissions of any HUMACYTE Indemnitee or any HUMACYTE licensee or distributor; (iii) any infringement or claimed infringement of a third party’s intellectual property rights by the manufacture or supply of the Products hereunder to the extent related [***] any instructions provided by HUMACYTE; or (iv) any breach by HUMACYTE of this Agreement, including any of its representations and warranties under Article 7, or the Quality Agreement, in each case subject to the requirements set forth in Section 8.3, except, in each case, for any such Losses for which Supplier has an obligation to indemnify the HUMACYTE Indemnitees pursuant to Section 8.2, as to which Losses each Party shall indemnify the HUMACYTE Indemnitees or Supplier Indemnitees, as applicable, for the applicable Losses to the extent of its responsibility, relative to the other Party, under this Article VIII, for the facts underlying such Losses.

8.2 Supplier. Supplier shall indemnify, defend and hold harmless HUMACYTE, its affiliates and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “HUMACYTE Indemnitees”) from and against all Losses arising out of any Third Party Claim to the extent resulting from (i) the negligent or intentionally wrongful acts or omissions of any Supplier Indemnitee; (ii) any breach by Supplier of this Agreement, including any of its representations and warranties under Article 7, or the Quality Agreement or (iii) any infringement or claimed infringement of a third party’s intellectual property rights by the manufacture or supply of the Products hereunder to the extent related to any manufacturing process that Supplier owns or controls, in each case subject to the requirements set forth in Section 8.3 below, except, in each case, for any such Losses for which HUMACYTE has an obligation to indemnify the Supplier Indemnitees pursuant to Section 8.1, as to which Losses each Party shall indemnify the HUMACYTE Indemnitees or Supplier Indemnitees, as applicable, for the applicable Losses to the extent of its responsibility, relative to the other Party, under this Article VIII, for the facts underlying such Losses.

8.3 Indemnification Procedure.

8.3.1 Notice of Claim. All indemnification claims in respect of a HUMACYTE Indemnitee or a Supplier Indemnitee shall be made solely by HUMACYTE or Supplier, as applicable (each of HUMACYTE or Supplier in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Party from whom indemnity is being sought (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any claim of Loss or discovery of facts upon which such Indemnified Party intends to base a request for indemnification under Section 8.1 or Section 8.2. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses; provided that the Indemnified Party shall not be required to disclose legally privileged information unless and until reasonable procedures are in place to protect such privilege. A failure by the Indemnified Party to give an Indemnification Claim Notice as required by this Section 8.3(a) shall not limit the obligation of the Indemnifying Party under this Article 8, except to the extent such Indemnifying Party is actually prejudiced thereby.

8.3.2 Procedures. The obligations of an Indemnifying Party under this Article 8 shall be governed by and be contingent upon the following additional terms and conditions:

a) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice with respect thereto; provided that the Indemnifying Party acknowledges in writing that the Losses resulting from such Third Party Claim are within the scope of indemnified Losses subject to Section 8.1, in the case of HUMACYTE as the Indemnifying Party, or Section 8.2, in the case of Supplier as the Indemnifying Party; provided, further, that the Indemnifying Party shall not be entitled to (i) assume the defense, appeal or settlement of any Third Party Claim that (A) relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (B) seeks any injunction or equitable relief against any HUMACYTE Indemnitee or Supplier Indemnitee, as applicable; or (ii) maintain control of the defense, appeal or settlement of any Third Party Claim if the Indemnifying Party has failed or is failing to defend in good faith the Third Party Claim. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, to the extent legally permissible the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, in connection with such Third Party Claim. Subject to Section 8.3.2(b), if the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, in connection with the analysis, defense or settlement of the Third Party Claim.

b) Right to Participate in Defense. If, with respect to a Third Party Claim, the Indemnifying Party has assumed the defense and employed counsel in accordance with Section 8.3.2(a), the Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose at its sole cost and expense; provided, however, that the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumed control of the defense of such Third Party Claim, (ii) if the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) (A) if the Indemnifying Party is not entitled to assume or maintain control of the defense pursuant to Section 8.3.2(a) or (B) if the interests of the Indemnified Party and HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable law, ethical rules or equitable principles, in which case ((A) and (B)), the Indemnified Party shall have the right to control its own defense.

c) Settlement. Where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 8.3.2(a), with respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim that will not result in the Indemnified Party’s or any HUMACYTE Indemnitee’s or Supplier Indemnitee’s, as applicable, becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party or any HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, in any manner, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 8.3.2(a), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party nor any HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), except for Third Party Claims that the Indemnifying Party is not entitled to assume or maintain control of the defense pursuant to Section 8.3.2(a)(i)(A) or (B), in which case the consent of the Indemnifying Party shall not be required; provided, that the Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party or any HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, that is reached without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

d) Cooperation. Each Party and each HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, shall cooperate in the defense or prosecution of any Third Party Claim and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to each Party to, and reasonable retention by the HUMACYTE Indemnitee or Supplier Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that the Indemnified Party shall not be required to disclose legally privileged information unless and until reasonable procedures are in place to protect such privilege.

e) Expenses. The reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a monthly basis in arrears by the Indemnifying Party.

8.4 Insurance. Each Party shall during the term of this Agreement and for [***] after termination or expiration of this Agreement maintain (i) general liability, and (ii) product liability insurance coverage of at least [***] in each category providing protection against any and all claims, demands, and causes of action arising out of any defects, alleged or otherwise, of Products or their use, design, labeling or manufacture or any material incorporated in Products or other obligation under this Agreement. Proof of such insurance shall be provided to the other Party upon reasonable request.

Article 9
GENERAL

9.1 Assignment. Each Party agrees that its rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale (asset or stock), merger, operation of law, or otherwise; provided that such assignee or transferee has agreed to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, and assigns.

9.2 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to any conflicts of law provisions that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The state or federal courts having jurisdiction over Delaware shall have exclusive jurisdiction over all matters pertaining to this Agreement. EACH OF THE PARTIES EXPRESSLY ACKNOWLEDGES AND AGREES THAT BY THIS PROVISION EACH IS WAIVING AND RELINQUISHING ITS RESPECTIVE RIGHT TO A JURY TRIAL IN ANY AND ALL DISPUTES BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

9.3 Force Majeure. Neither Party shall be liable for any failure to perform, or for any delay in performing, any of its obligations if and to the extent that the failure or delay is caused by Force Majeure and the time for performance of the obligation, the performance of which is affected by Force Majeure, shall be extended accordingly; provided that such extension shall be no longer than is reasonably necessary. The Party claiming to be prevented or delayed in the performance of its obligations under this Agreement by reason of Force Majeure shall notify the other Party of the Force Majeure within ten (10) days of its occurrence and shall use reasonable efforts to bring the Force Majeure event to a close or to find a solution by which this Agreement may be performed despite the continuance of the Force Majeure event as promptly as practical. For purposes of this Agreement, “Force Majeure” means any act, event or circumstance which is beyond the reasonable control of the party to perform and which results in or causes the failure of that party to perform any of its obligations under this Agreement including act of God, war or threat of war, terrorist act, riot, sabotage, act of vandalism, lightning, fire, storm, flood or earthquake.

9.4 Disputes. Subject to Section 3.4, if the Parties are unable to resolve any dispute or other matter arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Chief Executive Officers of the Parties (or their designees) to attempt to resolve the dispute or matter by good faith negotiations within [***] after such notice is received. In such event, each Party shall cause its Chief Executive Officers to meet (face-to-face or by teleconference) and be available to attempt to resolve such dispute or matter. Any final decision mutually agreed to in writing by the Chief Executive Officers shall be conclusive and binding on the Parties.

9.5 Notices. Any notice or report required or permitted to be given or made under this Agreement by either Party shall be in writing and delivered to the other Party at its address indicated below (or to such other address as a Party may specify by notice hereunder) by courier or by registered or certified airmail, postage prepaid [***] and facsimile. All such notices will (i) if delivered personally to the address as provided in this Section 9.5, be deemed given upon receipt, (ii) if delivered by facsimile to the facsimile number or by email to the email address, in either case, as provided in this Section 9.5, be deemed given upon receipt by sender of the answer back confirmation and (iii) if delivered by overnight courier to the address as provided in this Section 9.5, be deemed given one (1) business day after acceptance by the overnight courier service (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 9.5).

If to HUMACYTE	Humacyte, Inc. P.O. Box 12695 Durham, NC 27709 Attention: Paul Boyer Fax Number: [***] Email: [***]
If so Supplier:	Biomedical Structures 60 Commerce Drive, Warwick, RI 02886 Attention: Dean J. Tulumaris President and CEO Email: [***] Telephone: [***] Facsimile: [***]
With a copy to:	Biomedical Structures. 55 William Street, Suite 240 Wellesley, MA 02481 Attention: J. David Jacobs General Counsel Telephone: [***] Fax : [***] Email: [***]

9.6 Headings; Construction. Headings included herein are for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Exhibit” or “clause” refer to the specified Article, Section, Exhibit or clause of this Agreement; (v) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (vi) the term “including” or “includes” means “including without limitation” or “includes without limitation”; and (vii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

9.7 Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either Party of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

9.8 Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute, or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected, such section or portion thereof shall be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction, but this Agreement shall not otherwise be affected.

9.9 Independent Contractors. The relationship of HUMACYTE and Supplier established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between HUMACYTE and Supplier. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party.

9.10 Remedies. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable law or otherwise available except as expressly set forth herein.

9.11 Entire Agreement. The terms and provisions contained in this Agreement, including the Exhibits hereto, the NDA, the Quality Agreement and the Purchase Orders issued pursuant hereto constitute the entire agreement between the Parties and shall supersede all previous communications, representations, agreements, or understandings, either oral or written, between the Parties with respect to the subject matter hereof. For clarity, the NDA is not superseded by this Agreement and shall continue in full force and effect until its expiration or termination by its terms; provided that in the event of a conflict between the terms of this Agreement and the NDA with respect to the Parties’ rights or obligations with respect to Confidential Information, the terms of this Agreement shall govern. No agreement or understanding varying or extending this Agreement shall be binding upon either Party unless set forth in a writing which specifically refers to this Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission shall be as effective as delivery of a manually executed original counterpart of each such instrument.

9.13 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties, the HUMACYTE Indemnitees and the Supplier Indemnitees and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons or entities.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.

Humacyte, Inc.		Biomedical Structures LLC

By:	/s/ Paul A. Boyer	By:	/s/ Dean J. Tulumaris
Name:	Paul A. Boyer	Name:	Dean J. Tulumaris
Title:	Chief Financial Officer	Title:	President and CEO

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